UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2005

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 27, 2005, we closed the previously announced acquisition of the Golden Nugget Hotel and Casino in Las Vegas, Nevada, as well as the Golden Nugget Hotel and Casino in Laughlin, Nevada. The transaction was consummated by PB Gaming, Inc., the sole stockholder of Poster Financial Group, Inc. ("PFG"), selling of all the capital stock of PFG to Landry’s Gaming, Inc. (to which our wholly-owned subsidiary, LSRI Holdings, Inc. had assigned its rights).

Under the terms of the purchase agreement, PFG’s currently outstanding Senior Secured Notes due 2011 ("Notes") will remain outstanding obligations of our wholly-owned subsidiary PFG following the closing. The closing has resulted in a change of control of PFG under the terms of the Notes and, as a result, PFG will within 30 days commence an offer to purchase any of its Notes for 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest.

A copy of the press release announcing the closing of the acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

In accordance with Item 9.01(a)(4), financial statements and pro forma information required by this Item, if any, will be filed by an amendment to this initial report on Form 8-K as soon as practicable, but in no event later than 71 days after this initial report on Form 8-K is required to be filed.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit No. Description

99.1 Landry’s press release dated September 27, 2005 announcing completion of the acquisition.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

September 27, 2005	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Landry's press release dated September 27, 2005 announcing completion of the acquisition.